UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________

FORM 8-K
__________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 12, 2015, TriMas Corporation, a Delaware corporation (the "Company"), announced that the Company's Board of Directors appointed Robert J. Zalupski as Chief Financial Officer of the Company, effective January 12, 2015. Mr. Zalupski, age 55, has served as the Company’s Vice President Finance, Corporate Development and Treasurer since 2010.  Mr. Zalupski previously served as the Company’s Vice President Finance and Treasurer from 2003 to 2010 and joined the Company as director of finance and treasury in 2002. Effective January 12, 2015, A. Mark Zeffiro, the Company’s previous Executive Vice President and Chief Financial Officer, will serve as group president of the Company’s Cequent business on an interim basis. Mr. Zeffiro will serve as president and chief executive officer of the new spin-off entity upon completion of the previously announced tax-free spin-off of 100% of the Company’s Cequent business.
In connection with his appointment as Chief Financial Officer of the Company, Mr. Zalupski will receive an annual base salary of $375,000, subject to increases at the Company’s discretion, and will be eligible to participate in the Company’s annual incentive program at a target level of 60% of his base salary and in the Company’s long-term incentive program at a target level of 150% of his base salary. Mr. Zalupski will also continue to be eligible to participate in the Company’s retirement, health and other benefit plans and equity plans and programs, including performance-based equity programs, generally available to the Company’s executive officers and to receive certain perquisites.
On January 12, 2015, the Company issued a press release announcing the management changes described above. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 12, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	January 12, 2015	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated January 12, 2015.